EXHIBIT 12.1

                       Ratio Of Earnings To Fixed Charges

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:


                       Six Months Ended             Fiscal Year Ended
                          June 30(1)                  December 31(2)
                       -----------------   -------------------------------------
                          2001    2000       2000   1999   1998   1997   1996
                           ----   ----       ----   ----   ----   ----   ----
Ratio of earnings           -    63.5x      50.9x  45.3x   1.6x  19.2x     -
 to fixed charges....

------------------
(1) Our second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.
(2) Our fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.

         For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental expense that we believe to be representative of interest. Earnings, as defined, were not sufficient to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.





                                PMC-SIERRA, INC.

                   STATEMENT REGARDING, COMPUTATION OF RATIOS
                          (in thousands, except ratios)

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                                         Six Months Ended
                                           June 30, (2)                        Year Ended December 31, (1)
                                      ---------------------    ----------------------------------------------------------
                                        2001         2000        2000        1999        1998         1997         1996
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
Earnings:
Income (loss) before income taxes     $(298,679)  $ 102,713    $ 177,710   $ 113,175   $   1,298    $  46,351   $ (42,655)
   Fixed Charges:
   Interest expense.............            136         518          823       1,092       1,315        2,053       1,278
   Rental expense interest factor
   (3)..........................          2,866       1,125        2,741       1,464         785          500         749
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
      Total fixed charges.......          3,002       1,643        3,564       2,556       2,100        2,553       2,027
                                      ---------   ---------    ---------   ---------   ---------    ---------   ---------
Earnings (loss) available to cover
   fixed charges................      $(295,677)  $ 104,356    $ 181,274   $ 115,731   $   3,398    $  48,904   $ (40,628)
Combined fixed charges..........      $   3,002   $   1,643    $   3,564   $   2,556   $   2,100    $   2,553   $   2,027
                                      =========   =========    =========   =========   =========    =========   =========
Ratio of earnings (loss) to fixed
   charges (4)..................             --        63.5x        50.9x       45.3x        1.6x        19.2x         --
                                      =========   ==========   ==========  ==========  ==========   ==========  =========

----------------
(1) The Company's fiscal year ends on the last Sunday of the calendar year. The reference to December 31 has been used as the fiscal year end for ease of presentation.
(2) The Company's second quarter of 2001 and 2000 ended on July 1 and June 25, respectively. The reference to June 30 has been used as the fiscal quarter end for ease of presentation.
(3) The portion of operating lease rental expense that is representative of the interest factor is deemed to be one-third of total operating lease rental expense.
(4) Earnings were inadequate to cover fixed charges by $298.7 million for the six months ended June 30, 2001 and by $42.7 million for the year ended December 31, 1996.